Exhibit 10.15

CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE (I) IT IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE INFORMATION AS PRIVATE AND CONFIDENTIAL.
125 SUMMER STREET
Boston, MA
Third Amendment to Lease
Klaviyo, Inc.
THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is made as of January 31, 2025 (the “Effective Date”) by and between OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and KLAVIYO, INC., a Delaware corporation (“Tenant”).
Background
A.    Pursuant to the provisions of that certain Lease dated as of August 9, 2019 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of August 7, 2020 and that certain Second Amendment to Lease dated as of June 30, 2022 (collectively, the “Existing Lease”), Landlord leases to Tenant and Tenant leases from Landlord, those certain premises containing 159,860 rentable square feet in the aggregate, consisting of the entire 5th, 6th, 7th, 8th, 9th and 11th floors and a portion of the 10th floor of the building located at 125 Summer Street Boston, MA 02110 (the “Building”) as set forth in the Original Lease (the “Existing Premises”).  Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Existing Lease.  The Existing Lease, as amended hereby, is hereinafter referred to as the “Lease.”
B.    Under the Lease, the Term for the Existing Premises is currently scheduled to expire on March 31, 2028 (the “Current Expiration Date”).
C.    In addition to the Existing Premises, Landlord has agreed to lease to Tenant and Tenant has agreed to lease from Landlord, the following (each, a “Phase Expansion Premises”):
(i)    “Phase I Expansion Premises”: approximately 32,219 rentable square feet, consisting of the entire 4th floor of the Building (the “4th Floor Premises”),
(ii)    “Phase II Expansion Premises”: approximately 39,357 rentable square feet in the aggregate, consisting of (a) a portion of the 10th floor of the Building, containing approximately 7,591 rentable square feet (the “Additional 10th Floor Premises”), and (b) the entire 3rd floor of the Building, containing approximately 31,766 rentable square feet (the “3rd Floor Premises”), and
(iii)    “Phase III Expansion Premises”: approximately 25,168 rentable square feet, consisting of the entire 2nd floor of the Building (the “2nd Floor Premises”), all as shown on Exhibit A-1 attached hereto (collectively, the “Expansion Premises”), pursuant and subject to the terms and provisions of this Third Amendment.
D.    Landlord and Tenant desire to enter into this Third Amendment to (i) extend the Term with respect to the Existing Premises beyond the Current Expiration Date, (ii) provide for Tenant’s lease of the Expansion Premises, and (iii) amend the Lease in certain other respects, all in accordance with the terms and conditions set forth herein.

Agreement
NOW, THEREFORE, in consideration of the foregoing and mutual covenants contained herein, Landlord and Tenant hereby agree to modify and amend the Original Lease as follows:
1.Addition of Expansion Premises To Existing Premises.
(a)Phase Expansion Premises Commencement Date. Landlord hereby agrees to lease to Tenant, and Tenant hereby agrees to lease from Landlord, the Expansion Premises on the terms and conditions set forth below. There shall be added to the Premises under the Lease, each Phase Expansion Premises, effective upon Landlord’s delivery of each applicable Phase Expansion Premises (such date, the applicable “Phase Expansion Premises Commencement Date”) as follows:
(i)Phase I Expansion Premises: February 1, 2025.
(ii)Phase II Expansion Premises: Substantial Completion of Phase II Expansion Delivery Work (as defined in Exhibit B attached hereto and incorporated herein by reference). Landlord shall use commercially reasonable efforts to deliver the Phase II Expansion Premises on or before January 1, 2026 (the “Phase II Outside Delivery Date”).
(iii)Phase III Expansion Premises: Substantial Completion of Phase III Expansion Delivery Work. Landlord shall use commercially reasonable efforts to deliver the Phase III Expansion Premises on or before June 1, 2026 (the “Phase III Outside Delivery Date”).
Except as otherwise expressly provided herein or except to the extent inconsistent herewith, all terms and provisions of the Lease shall be applicable to Tenant’s leasing of the Expansion Premises. All references to the “Term Commencement Date” in the Original Lease shall be deemed to mean and refer to the applicable Phase Expansion Premises Commencement Date.
(b)Possession of Expansion Premises. Landlord shall not be liable for any delay or failure to deliver possession of any Phase Expansion Premises due to the holdover or unlawful possession of such space by another party or other reason, provided, however, Landlord shall use good faith efforts to obtain possession of any Phase Expansion Premises, which good faith efforts may, in Landlord’s commercially reasonable discretion, include filing and pursuing to completion a lawsuit for eviction in the event a prior tenant and/or the Existing Tenant (defined below) of any Expansion Premises holds over in the same. The parties acknowledge and agree that as of the Effective Date, Asics America Corporation, a California corporation (the “Existing Tenant”) is in possession of a portion of the Phase II Expansion Premises and the entirety of the Phase III Expansion Premises. Landlord and Existing Tenant have entered into that certain Agreement for Termination of Lease dated January of 2025, whereby Existing Tenant shall vacate the applicable portion of the Phase II Expansion Premises and Phase III Expansion Premises on or before June 30, 2025. Landlord shall deliver written notice to Tenant promptly following its possession of each applicable Phase Expansion Premises.
(c)Expansion Premises Rent Commencement Date. Notwithstanding that the delivery of the Expansion Premises shall occur in phases, and regardless of when the applicable Phase Expansion Premises Commencement Date for each Phase Expansion Premises actually occurs, the “Expansion Premises Rent Commencement Date” for the entire Expansion Premises shall be June 1, 2026, subject to the provisions of this Section 1(c). For the avoidance of doubt, Tenant shall have the right to occupy each Phase Expansion Premises commencing as of the applicable Phase Expansion Premises Commencement Date with respect thereto, but Tenant shall not be obligated to pay Base Rent for any portion of the Expansion Premises or any Additional Rent for Expense Excess or Tax Excess for any portion of the

Expansion Premises prior to the Expansion Premises Rent Commencement Date. Notwithstanding anything contained herein to the contrary: (i) in the event Landlord does not Substantially Complete the Post-Delivery 4th Floor Work (as defined in Exhibit B attached hereto) on or before the date that is thirty (30) days after the 4th Floor Completion Date (the “Phase I Late Delivery Date”), Tenant shall be entitled to a credit against Tenant’s obligation to pay Additional Rent and Annual Base Rent for the Phase I Expansion Premises (i.e., $5,906.82, based on the per annum rate of $66.00 x 32,219 rsf) for each day between the Phase I Late Delivery Date and the actual date of Substantial Completion of the Post-Delivery 4th Floor Work, however, the Phase I Late Delivery Date shall be extended by the length of any delays in the Post-Delivery 4th Floor Work arising from delay by Force Majeure and Tenant Delay (defined herein) (the “Phase I Delay Credit”); (ii) in the event Landlord does not deliver the Phase II Expansion Premises on or before the Phase II Outside Delivery Date (the “Phase II Late Delivery Date”), Tenant shall be entitled to a credit against Tenant’s obligation to pay Annual Base Rent and Additional Rent for the Phase II Expansion Premises following the Expansion Premises Rent Commencement Date equal to one (1) day of Additional Rent and Annual Base Rent for the Phase II Expansion Premises (i.e., $7,215.45, based on the per annum rate of $66.00 x 39,357 rsf) for each day between the Phase II Late Delivery Date and the actual Delivery Date of the Phase II Expansion Premises, however, the Phase II Late Delivery Date shall be extended by the length of any delays in the Phase II Expansion Delivery Work arising from delay by Force Majeure and Tenant Delay (defined herein) (the “Phase II Delay Credit”); and (iii) in the event Landlord does not deliver the Phase III Expansion Premises on or before the Phase III Outside Delivery Date (the “Phase III Late Delivery Date”), Tenant shall be entitled to a credit against Tenant’s obligation to pay Additional Rent and Annual Base Rent for the Phase III Expansion Premises following the Expansion Premises Rent Commencement Date equal to one (1) day of Additional Rent and Annual Base Rent for the Phase III Expansion Premises (i.e., $4,614.13, based on the per annum rate of $66.00 x 25,168 rsf) for each day between the Phase III Late Delivery Date and the actual Delivery Date of the Phase III Expansion Premises, however, the Phase III Late Delivery Date shall be extended by the length of any delays in the Phase III Expansion Delivery Work arising from delay by Force Majeure and Tenant Delay (the “Phase III Delay Credit”, and collectively with the Phase I Delay Credit and Phase II Delay Credit, the “Delay Credits”). In the event that the issuance of any required governmental permit for any portion of the Expansion Premises Delivery Work is delayed beyond thirty (30) days after Landlord’s submittal of the application therefor, such delay shall constitute a “Permitting Delay”, and for all purposes in this Third Amendment, the term “Force Majeure” shall be deemed to include any Permitting Delays. The Phase II Delay Credit shall be Tenant’s sole and exclusive remedy hereunder and at law and in equity for any delay in the delivery of the Phase II Expansion Premises, and the Phase III Delay Credit shall be Tenant’s sole and exclusive remedy hereunder and at law and in equity for any delay in the delivery of the Phase III Expansion Premises.
(d)Early Access. Landlord agrees to allow Tenant to have reasonable access to each Phase Expansion Premises up to ninety (90) days prior to the applicable Phase Expansion Premises Commencement Date for such Phase Expansion Premises (“Early Access”), for the limited purposes of making certain improvements including, but not limited to, installing its wiring, furniture, fixtures and equipment (collectively, the “Early Tenant Work”), provided that such access shall not delay or materially interfere with the performance of the Expansion Delivery Work by Landlord. Any Early Access for performing Early Tenant Work shall be subject in each case to (i) Landlord’s approval of the schedule and scope of such work in accordance with the terms and provisions of the Lease regarding Alterations (and which shall not delay the performance by Landlord of the Expansion Delivery Work), (ii) Landlord’s approval of Tenant’s contractors or vendors for such work not to be unreasonably conditioned, withheld, or delayed provided that union labor shall be required, (iii) Landlord’s receipt from Tenant of copies of all necessary permits for the applicable Early Tenant Work, if any, and (iv) customary insurance certificates from Tenant’s contractors, subcontractors, and other parties acting under Tenant with respect to the applicable Early Tenant Work in accordance with Section 8 of the Original Lease. Tenant shall be responsible for any damage to the Expansion Delivery Work or the Expansion Premises caused by Tenant or its employees, agents, contractors, subcontractors, material suppliers and laborers in connection with any Early Access. Any Early Access shall be subject to all of the provisions of the Lease, as amended hereby, that are applicable to such Phase Expansion Premises during the Term therefor, except for the obligation to pay Base Rent and Expense Excess and Tax Excess charges with respect to such Phase Expansion Premises.
2.Extension of Term for Existing Premises. The Term of the Lease with respect to the Existing Premises is hereby extended beyond the Current Expiration Date, for the five (5) year period (the “Extended Existing Premises Term”) commencing on April 1, 2028 and ending on 11:59 p.m. on March 31, 2033 (the “New Expiration Date”). All terms and provisions of the Lease shall apply to Tenant’s leasing of the Existing Premises for and during the Extended Existing Premises Term, except to the extent expressly provided otherwise herein.
The Term of the Lease with respect to each Phase Expansion Premises shall be coterminous with the Term for the Existing Premises. Accordingly, the Term of the Lease with respect to each Phase Expansion Premises shall be the period beginning on the applicable Phase Expansion Premises Commencement Date and ending at 11:59 p.m. on the New Expiration Date.
3.Condition of Premises. Except as provided in the Expansion Premises Work Letter attached hereto as Exhibit B, and subject to Landlord’s ongoing maintenance and repair obligations under the Lease, Tenant shall lease the Existing Premises and the Expansion Premises “as-is”, “where is”, without any representation or warranty (express or implied) on the part of Landlord as to the condition of the Existing Premises or the Expansion Premises, and without any obligation on the part of Landlord to construct any additional work or improvements therein or in the Building, or to provide any contributions, allowances or inducements.
4.Base Rent from and after Expansion Premises Rent Commencement Date.
(a)Expansion Premises. From and after the Expansion Premises Rent Commencement Date, in addition to all other amounts due and payable by Tenant under the Lease, Tenant shall pay to Landlord monthly installments of Base Rent with respect to the Expansion Premises as follows and otherwise as set forth in the Base Rent payment provisions of the Original Lease: Sixty-Six and 00/100 Dollars ($66.00) per rentable square feet of the applicable Expansion Premises, increasing two percent (2%) annually. Each applicable Phase Expansion Premises Commencement Dates and other applicable terms shall be set forth in a Expansion Premises Rent Commencement Agreement substantially in the form attached hereto as Exhibit E (the “Expansion Premises Rent Commencement Agreement”), to be executed by Tenant and Landlord on or about the Expansion Premises Rent Commencement Date.
(b)Existing Premises. Tenant shall continue to be obligated to pay Base Rent for the Existing Premises in accordance with the terms of the Existing Lease through and including May 31, 2026. Notwithstanding anything to the contrary in the Existing Lease, Base Rent for the Existing Premises shall reset on June 1, 2026 to be payable at the same per annum Base Rent rate payable for the Expansion Premises for such periods, as follows:
Base Rent for Existing Premises (159,860 rsf)

Period	Annual Base Rent Rate Per RSF	Monthly Base Rent
June 1, 2026 – May 31, 2027	$66.00	$879,230.00
June 1, 2027 – May 31, 2028	$67.32	$896,814.60
June 1, 2028 – May 31, 2029	$68.67	$914,750.89
June 1, 2029 – May 31, 2030	$70.04	$933,045.91
June 1, 2030 – May 31, 2031	$71.44	$951,706.83

June 1, 2031 – May 31, 2032	$72.87	$970,740.96
June 1, 2032 – March 31, 2033	$74.33	$990,155.78

5.Additional Rent from and after Expansion Premises Rent Commencement Date. Tenant shall continue to be obligated to pay Expense Excess and Tax Excess for the Existing Premises in the manner set forth in the Existing Lease through May 31, 2026. From and after the Expansion Premises Rent Commencement Date, Tenant shall be obligated to pay Expense Excess and Tax Excess for the entire Premises (as expanded hereby), except that such amounts shall be calculated on the basis of the following: (a) the “Tenant’s Proportionate Share” shall mean 53.97%, (b) the “Base Year” for Expenses shall mean calendar year 2027, and (c) the “Base Year” for Taxes shall mean Fiscal Year 2028.
In addition, Tenant shall continue to be obligated to pay for all electricity and other services and utilities provided to the entire Premises as then constituted (which shall include each Phase Expansion Premises as of the applicable Phase Expansion Premises Commencement Date with respect thereto) in the manner set forth in the Original Lease.
6.Confirmation of New Terms. In confirmation of the foregoing provisions, effective as of the Effective Date (except as otherwise expressly provided):
(a)The “Existing Premises” shall mean those areas on the 5th, 6th, 7th, 8th, 9th, 10th and 11th floors of the Building shown on Exhibit A to the Original Lease. The “Rentable Floor Area of the Existing Premises” is deemed to be 159,860 rentable square feet.
(b)The “Premises” shall mean the following for the following periods:
(i)For the period from the Phase I Expansion Premises Commencement Date through the day immediately preceding the Phase II Expansion Premises Commencement Date: the Existing Premises and the Phase I Expansion Premises, collectively.
(ii)For the period from the Phase II Expansion Premises Commencement Date through the day immediately preceding the Phase III Expansion Premises Commencement Date: the Existing Premises, the Phase I Expansion Premises and the Phase II Expansion Premises, collectively.
(iii)For the period from and after the Phase III Expansion Premises Commencement Date: the Existing Premises, the Phase I Expansion Premises, the Phase II Expansion Premises and the Phase III Expansion Premises, collectively.
(c)The “Rentable Floor Area of the Premises” is as follows for the following periods:
(i)For the period from the Phase I Expansion Premises Commencement Date through the day immediately preceding the Phase II Expansion Premises Commencement Date: 192,079 square feet.
(ii)For the period from the Phase II Expansion Premises Commencement Date through the day immediately preceding the Phase III Expansion Premises Commencement Date: 231,436 square feet.
(iii)For the period from and after the Phase III Expansion Premises Commencement Date: 256,604 square feet.

(d)Base Rent.  Effective as of the Expansion Premises Rent Commencement Date, Section 1.08 of the Original Lease, in which the definition of “Base Rent” is set forth, shall be deleted in its entirety and replaced with the Base Rent schedules set forth in Section 5 of this Third Amendment and the Expansion Premises Rent Commencement Agreement.
(e)Base Year.  Effective as of the Expansion Premises Rent Commencement Date, the “Base Year” for Expenses shall mean calendar year 2027 and the “Base Year” for Taxes shall mean Fiscal Year 2028.
7.Parking. Effective as of the Effective Date, Section 2 of Exhibit F to the Original Lease (Parking) is hereby amended by:
(a)deleting the first sentence of subsection (a) in its entirety and replacing it with the following:
“During the Term, Tenant shall have the right to lease from Landlord, or Landlord shall cause the operator (the “Operator”) of the garage serving the Building (the “Garage”) to lease to Tenant, up to a total of one hundred thirty-nine (139) unreserved parking spaces in the Garage (the “Spaces”) for the use of Tenant and its employees, which such Spaces shall be available to Tenant and its employees in phases as follows: (i) seven (7) unreserved Spaces shall be available to Tenant and its employees as of the Initial Premises Commencement Date; (ii) thirty (36) additional unreserved Spaces shall be available to Tenant and its employees as of the Second Phase Premises Commencement Date; (iii) twenty-five (25) additional unreserved Spaces shall be available to Tenant and its employees as of the Third Phase Premises Commencement Date; (iv) twenty (20) additional unreserved Spaces shall be available to Tenant and its employees as of the Fourth Phase Premises Commencement Date; (v) seventeen (17) additional unreserved Spaces shall be available to Tenant and its employees as of the Phase Expansion Premises Commencement Date for the Phase I Expansion Premises; (vi) twenty-one (21) additional unreserved Spaces shall be available to Tenant and its employees as of the Phase Expansion Premises Commencement Date for the Phase II Expansion Premises; and (vii) the remaining thirteen (13) unreserved Spaces shall be available to Tenant as of the Phase Expansion Premises Commencement Date for the Phase III Expansion Premises.”
(b)deleting the words “eighty-eight (88)” from subsection (b) thereof and replacing them with the words “one hundred thirty-nine (139)”.
8.Required Removables. Tenant shall not have any obligation to remove any Leasehold Improvements in either the Existing Premises or the Expansion Premises at the end of the Term, provided that Tenant shall remove (i) any Required Removables designated by written notice from Landlord to Tenant at the time of Landlord’s approval of such Leasehold Improvements, (ii) any Cable installed by or on behalf of Tenant, and (iii) all Tenant’s Property, all in accordance with the terms and provisions of Section 8.03 and Section 20 of the Original Lease, except that Tenant shall not be required to remove any internal staircases existing in the Existing Premises as of the Effective Date (including the so-called internal Atrium staircase), or any internal staircases existing in any Phase Expansion Premises existing as of the applicable Delivery Date for such Phase Expansion Premises, including the so-called Atrium Staircase and Tenant shall not be required to remove any portion of the Expansion Premises Delivery Work depicted in the Construction Documents (defined below).

9.Holdover. Effective as of the Effective Date, the last sentence of Section 19 of the Original Lease (Holding Over) is hereby amended by deleting the words “thirty (30) days” therefrom and replacing them with the words “sixty (60) days”.
10.Signage. Effective as of the Effective Date, Section 3 of Exhibit F to the Original Lease (Signage) is hereby amended by adding the following subsection (d) immediately after subsection (c):
“(d)    Tenant’s Branded Exterior Signage. Following the Expansion Premises Rent Commencement Date, in addition or as a replacement to Tenant’s Exterior Building Signage (at Landlord’s reasonable discretion), for so long as (i) the applicable Occupancy Threshold (as hereinafter defined) is satisfied, and (ii) Tenant obtains (a) all necessary permits, approvals and licenses required therefor (and Landlord shall cooperate with Tenant in Tenant’s obtaining of such permits, approvals, and licenses), and (b) Landlord’s prior written approval as to the design and scope thereof, which approval shall not be unreasonably withheld, conditioned or delayed, then Tenant shall have the exclusive right to require that Landlord install the following signs (which may be illuminated) at Tenant’s expense (subject to Section 10(d)(I)(1) below) with Tenant’s name and logo (collectively, “Tenant’s Branded Exterior Signage”): (I) provided that Tenant, an Affiliate, or any Permitted Transferee is leasing at least 256,604 rentable square feet of space in the Building and occupying at least fifty percent (50%) of such space (the “Current Occupancy Threshold” or an “Occupancy Threshold”), one (1) sign on the court side of the Building and of substantially the same size, design, and location as depicted in Exhibit G-1 attached hereto and incorporated herein by reference; and one (1) sign on the Summer Street side of the Building and of substantially the same size, design, and location as depicted in Exhibit G-2 attached hereto and incorporated herein by reference; provided, however, that the total cost of the court side signage, as depicted in Exhibit G-1, including the costs of all design, permitting and approvals, fabrication, and installation shall be at Landlord’s sole cost and expense, and shall not be included as Additional Rent under the Lease; and (II) if Tenant subsequently further expands the Premises beyond the 256,604 rentable square feet currently leased under this Third Amendment to add either (A) an additional three (3) full floors of the Building or (B) more than an additional 65,000 rentable square feet (the currently leased 256,604 rentable square feet as so further expanded, the “Higher Occupancy Threshold” or an “Occupancy Threshold”), then provided that Tenant, an Affiliate, or any Permitted Transferee is leasing at least the number of rentable square feet in the Building required to satisfy the Higher Occupancy Threshold and occupying at least fifty percent (50%) of such space, one (1) sign above the Building entrance and of substantially the same size, design, and location as depicted in Exhibit G-3 attached hereto and incorporated herein by reference. Notwithstanding anything contained to the contrary in this Lease, as may be amended, the guidelines and conditions for Tenant’s signage set forth in Schedule F-2 of this Lease shall not be applicable or subject to Tenant’s Branded Exterior Signage.”
11.Extension Options. Tenant shall have the right to extend the Term of the Lease with respect to the entire Premises beyond the New Expiration Date for two (2) additional periods of five (5) years each, pursuant and subject to the terms and conditions set forth on Exhibit C attached hereto. Effective as of the Effective Date, Section 4 of Exhibit F to the Lease (Extension Option) is hereby deleted and of no further force or effect.
12.Right of First Offer; Right of First Refusal. Tenant shall continue to have the right of first offer to lease the First Offer Space pursuant and subject to the terms of Section 5 of Exhibit F to the Lease

(Right of First Offer). In addition, Tenant shall have a right of first refusal on any First Refusal Space (as defined in Exhibit D attached hereto), pursuant and subject to the terms and conditions set forth on Exhibit D attached hereto.
13.Lender Consent. Within thirty (30) days of the Effective Date, Landlord shall obtain from Midland National Life Insurance Company, the existing Mortgagee, an amendment to the existing SNDA or other consent to this Third Amendment, reflecting the applicability of the existing SNDA to the Lease as so amended.
14.Miscellaneous
(a)Brokerage.  CBRE Inc. (“Broker”), has represented Tenant in the negotiations for and procurement of this Third Amendment. The Broker shall be paid a commission by Landlord pursuant to a separate agreement. Each party hereto represents and warrants to the other party hereto (the “Indemnified Party”) that except with respect to the Broker, no broker, agent, commission salesperson, or other person has represented such party in the negotiations for and procurement of this Third Amendment and that (except with respect to the Broker) no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as a result of any act or agreement of such party. Each party agrees to indemnify and hold the Indemnified Party harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys’ fees and court costs actually incurred) suffered or incurred by the Indemnified Party as a result of a breach of the representation and warranty contained in the immediately preceding sentence.
(b)Confirmations.  Landlord and Tenant each represents and warrants to the other that (1) the person(s) executing this Third Amendment on its behalf are duly authorized and have full power to execute and deliver this Third Amendment, and (2) to its actual knowledge, it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control and that it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation.
(c)General.  The submission of this Third Amendment to Tenant or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease any space, and no legal obligations shall arise with respect to the Premises hereunder or other matters herein unless and until such time as this Third Amendment is executed and delivered by Landlord and Tenant.  This Third Amendment may be executed in one or more counterparts and, when executed by each party, shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.  Transmission of a facsimile or by email of a pdf copy of the signed counterpart of this Third Amendment shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of this Third Amendment by email transmission shall in all events deliver to the other party an original signature promptly upon request.
(d)Entire Amendment.  This Third Amendment contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.
(e)Binding Amendment.  This Third Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

(f)Governing Law.  This Third Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles.
(g)Authority.  Landlord and Tenant each warrants to the other that the person or persons executing this Third Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all of the terms and provisions of this Third Amendment.
(h)Ratification.   Except as expressly modified by this Third Amendment, the Lease is hereby confirmed and shall remain in full force and effect.
(i)As-Built Drawings. Landlord shall deliver to Tenant, on the Expansion Premises Rent Commencement Date, the as-built drawings of the Expansion Premises in CAD format. If Landlord fails to comply with such obligation and Tenant proceeds to cause to be prepared as-built drawings, then, in such event, Landlord shall reimburse to Tenant the costs incurred by Tenant in connection with preparing such as-built drawings.
(j)Memorandum of Lease. If requested by Tenant, Landlord shall execute a recordable Memorandum of Lease, prepared at Tenant’s expense, in substantially the same form as Exhibit F, attached hereto and incorporated herein by reference, and Tenant is hereby authorized to record such Memorandum of Lease in the applicable public registry.
(k)Notices. Tenant’s address for notices under the Lease is amended to the following:
Klaviyo, Inc.
125 Summer Street
Boston, MA 02110
Attn: Legal Department
With copy to:
[***]
[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Third Amendment as a sealed Massachusetts instrument as of the Effective Date set forth above.
LANDLORD:
OPG 125 SUMMER OWNER (DE) LLC,
a Delaware limited liability company
By: /s/ Kristen Binck
Name: Kristen Binck
Title: Vice President
By: /s/ Brian Barriero
Name: Brian Barriero
Title: Vice President
TENANT:
KLAVIYO, INC.,
a Delaware corporation
By: /s/ Landon Edmond
Name: Landon Edmond
Title: Chief Legal Officer

EXHIBIT A-1
FLOOR PLANS FOR EXPANSION PREMISES
4th Floor Premises

Additional 10th Floor Premises

3rd Floor Premises

2nd Floor Premises

125 SUMMER STREET
FLOOR PLAN

2nd Floor – Suite 200 – Shell Plan Option 2 - 25,168 SF

SOUTH STREET
LINCOLN STREET
SUMMER STREET

KEY PLAN
NTS

EXHIBIT B
EXPANSION PREMISES WORK LETTER
B.1    Acceptance of Existing Condition.  Subject to (i) Landlord’s obligation to provide the Existing Premises Allowance as provided in this Exhibit B, and (ii) Landlord’s ongoing maintenance and repair obligations under the Lease, Tenant has accepted, and will continue to accept, the Existing Premises in its existing, “as-is” condition, including any existing improvements and Base Building elements now located therein.   Subject to Landlord’s obligation to perform the Expansion Delivery Work and to provide the Expansion Premises Allowances and Concept Plan Allowance as provided in this Exhibit B, Tenant has inspected, and is satisfied with, the existing, “as-is” condition of the Expansion Premises, including any existing improvements and Base Building elements now located therein (excepting latent defects therein which are not discoverable by Tenant as of the Effective Date). Notwithstanding anything to the contrary in the Existing Lease, provided that the Expansion Delivery Work consists only of standard office improvements (consistent with the existing office improvements in the Existing Premises), Landlord (and not Tenant) shall be responsible for any code compliance work required outside of the Premises to the extent such compliance work is triggered by the Expansion Delivery Work; it being acknowledged and agreed, however, that Tenant remains responsible for any compliance work, whether required inside or outside of the Premises, that is triggered by any Alterations performed by or on behalf of Tenant other than the Expansion Delivery Work, as set forth in the Original Lease.
B.2    Expansion Delivery Work.
(a)    The Expansion Delivery Work shall be constructed in a good and workmanlike manner by Landlord in accordance with, and subject to, the provisions of this Exhibit B. Landlord shall use reasonable efforts to Substantially Complete (defined below) the Expansion Delivery Work with respect to each Phase Expansion Premises by the applicable Outside Delivery Date for such Phase Expansion Premises, subject to Tenant Delays (defined hereinbelow) and Force Majeure.
(b)     “Substantially Complete” or “Substantial Completion,” when referring to Expansion Delivery Work shall mean that: (1) Expansion Delivery Work for the applicable Phase Expansion Premises is completed (provided, however, that the requirements of Substantial Completion for certain specific work within the totality of the Expansion Delivery Work are further set forth and described in the “Substantial Completion Matrix”, attached hereto and incorporated herein by reference as Schedule 5), other punchlist items which do not materially adversely affect Tenant’s use of, or access to, the Premises or the performance of Tenant Work, (2) Landlord has delivered to Tenant a certificate of substantial completion from Landlord’s architect stating that Expansion Delivery Work for the applicable Phase Expansion Premises is substantially complete, and (c) Landlord has delivered to Tenant a certificate of occupancy for the applicable Phase Expansion Premises that the applicable Expansion Delivery Work (which may be a temporary certificate of occupancy, or if not applicable, the equivalent municipal sign-offs for the applicable Expansion Delivery Work (as applicable, the “Certificate of Occupancy”) sufficient to permit Tenant to occupy the applicable Phase Expansion Premises. Notwithstanding anything to the contrary, if any Certificate of Occupancy cannot be issued due to any Tenant Work or any installation of cabling, furniture, fixtures or equipment to be performed by Tenant, or any other action required to be performed by Tenant, then the issuance of such Certificate of Occupancy shall not be a condition to the occurrence of Substantial Completion, and Substantial Completion and the applicable Delivery Date shall be deemed to occur on the date that such Certificate of Occupancy would have issued but for the non-completion of such work, installation or action to be performed by Tenant. The “Delivery Date” with respect to each Phase Expansion Premises shall mean the date on which such Phase Expansion Premises are delivered to Tenant with the applicable Expansion Delivery Work therein Substantially Complete.
B.3    Scope of Work.
The “Expansion Delivery Work” with respect to each Phase Expansion Premises:
(a)    “Phase I Expansion Delivery Work” shall consist of the following:
(i)    The purchase and installation of the furniture set forth in the furniture inventory (the “New Furniture”) on the test fit plan for the 4th Floor Premises attached hereto as Schedule 1; and
(ii)    The installation of power for the Phase I Expansion Premises per the power specifications set forth on Schedule 1.
Notwithstanding anything to the contrary, any improvements depicted on Schedule 1 beyond the Phase I Expansion Delivery Work (collectively, the “Post-Delivery 4th Floor Work”) shall not be a delivery condition obligation of Landlord, but instead shall be performed by Landlord after the Delivery Date for the Phase I Expansion Premises.
Following the Delivery Date for the Phase I Expansion Premises, Landlord shall be permitted reasonable access to the Phase 1 Expansion Premises for the purposes of Landlord performing and completing the Post-Delivery 4th Floor Work in a timely fashion, in accordance with a construction schedule prepared by Landlord or its contractor and reasonably approved by Tenant. Landlord shall use commercially reasonable efforts not to materially interfere with Tenant’s use, or Tenant’s business operations at the Phase I Expansion Premises, nor materially negatively impact access to the Phase I Expansion Premises, in connection with Landlord’s access hereunder and performance of the Post-Delivery 4th Floor Work. Landlord shall coordinate all access with Tenant and shall use commercially reasonable efforts to perform all Post Delivery 4th Floor Work on weekends, evenings and other non-business hours (to the extent reasonably requested by Tenant), and shall use reasonable efforts to not unreasonably interfere with or disrupt Tenant’s business. If reasonably necessary, upon Landlord’s prior request, Tenant shall move any applicable personal property, employees and invitees as is necessary to permit the completion of the Post-Delivery 4th Floor Work. Landlord shall use reasonable efforts to Substantially Complete any Post-Delivery 4th Floor Work on or before the date that is six (6) months after the Construction Documents Approval Date (the “4th Floor Completion Date”), subject to Tenant Delays and Force Majeure. Tenant hereby acknowledges and agrees that Landlord’s performance of the Post-Delivery 4th Floor Work shall not constitute a constructive eviction of Tenant or lack of quiet enjoyment under the Lease.
(b)    “Phase II Expansion Delivery Work” shall consist of the following:
(i)    The work necessary to deliver the Additional 10th Floor Premises in shell condition, as described on Schedule 2A attached hereto, with the HVAC system serving the Additional 10th Floor Premises in good working order (the “Shell Condition Work”), provided, however, that the cost of the Shell Condition Work shall be borne entirely by Landlord, and shall not be subject to the Expansion Premises Allowance, or any other allowances herein;

(ii)    The improvements in the 10th Floor Premises shown on the test fit plan for the 10th Floor Premises attached hereto as Schedule 2B (the “10th Floor Expansion Delivery Work”); and
(iii)    The improvements in the 3rd Floor Premises shown on the test fit plan for the 3rd Floor Premises attached hereto as Schedule 2C (the “3rd Floor Expansion Delivery Work”).
(c)    “Phase III Expansion Delivery Work” shall consist of the improvements in the 2nd Floor Premises shown on the test fit plan for the 2nd Floor Premises attached hereto as Schedule 3.
Tenant shall have the right to use the New Furniture during the Term. Tenant acknowledges that Landlord shall not maintain any insurance covering the New Furniture and shall have no liability or obligation (including with respect to the maintenance, repair or replacement thereof) to Tenant with respect to the New Furniture after the initial installation thereof. Upon the expiration or earlier termination of this Lease, the New Furniture shall remain in the Premises and Tenant shall surrender the New Furniture in the same condition as they were in as of the Delivery Date for the Phase I Expansion Premises, ordinary wear and tear excepted.
B.4    Construction Documents.
The approved preliminary fit plans for the Expansion Delivery Work are attached hereto as Schedules 1, 2A, 2B, 2C and 3 (collectively, the “Preliminary Fit Plans”); provided, however, that the Preliminary Fit Plans are subject to the Landlord’s and Tenant’s finalization of the Preliminary Fit Plans (collectively, the “Final Fit Plans”).
Promptly following the finalization of each applicable Final Fit Plan, Landlord, the costs of which shall be included in the Expansion Premises Allowance Costs, shall prepare the schematic drawings for such Post-Delivery 4th Floor Work, Phase II Expansion Delivery Work, and Phase III Expansion Delivery Work, as applicable (the “Preliminary Schematic Drawings”). The Preliminary Schematic Drawings shall be consistent with the Final Fit Plans. Tenant shall respond promptly to Landlord’s requests from time to time for Tenant’s approval of all construction-related items (e.g., carpet and paint selections) not specified on any such Final Fit Plan. The “Schematic Drawings” shall mean the schematic drawings for the Expansion Delivery Work approved by both Landlord and Tenant.
Promptly following the finalization of each applicable Schematic Drawings, Landlord, the costs of which shall be included in the Expansion Premises Allowance Costs, shall prepare the construction drawings for such Post-Delivery 4th Floor Work, Phase II Expansion Delivery Work, and Phase III Expansion Delivery Work, as applicable (the “Preliminary Construction Documents”). The Preliminary Construction Documents shall be consistent with the Schematic Drawings. Tenant shall respond promptly to Landlord’s requests from time to time for Tenant’s approval of all construction-related items (e.g., carpet and paint selections) not specified on any such Schematic Drawings.
Tenant shall review the Preliminary Construction Documents and shall notify Landlord in writing within five (5) business days after Tenant’s receipt of same as to whether Tenant approves the Preliminary Construction Documents. If Tenant does not approve the Preliminary Construction Documents, such written notice from Tenant to Landlord shall provide Tenant’s specific and detailed comments and suggestions which, if incorporated in the Preliminary Construction Documents, would render the Preliminary Construction Documents acceptable to Tenant. Landlord shall cause Landlord’s architect to make the applicable revisions to the Preliminary Construction Documents and Landlord shall deliver such revised Preliminary Construction Documents to Tenant within five (5) business days following receipt of Tenant’s comments, and Tenant shall provide any remaining comments, if any, within five (5) business days following receipt of Landlord’s revised Preliminary Construction Documents. This process will continue until Tenant approves of the Preliminary Construction Documents. Tenant’s reasonable disapproval of the Preliminary Construction Documents shall not constitute a Tenant Delay; provided, however, if the Preliminary Schematic Drawings for the Expansion Delivery Work are not fully approved by both Landlord and Tenant within six (6) weeks after the Effective Date, then each day after such six (6) week period that the Preliminary Schematic Drawings are not fully approved by both Landlord and Tenant shall constitute a Tenant Delay day. Landlord and Tenant in any event shall cooperate with one another in good faith to reach agreement regarding the Preliminary Construction Documents and the Schematic Drawings as soon as practicable. The “Construction Documents” shall mean the Preliminary Construction Documents approved by both Landlord and Tenant, and the date of such approval shall be referred to herein as the “Construction Documents Approval Date”.
B.5    Allowances.
(a)    Expansion Premises Allowance. Landlord shall provide Tenant with an allowance for the Expansion Premises Allowance Costs (as defined below) in an amount not to exceed Thirty-Five and 10/100 Dollars ($35.10) per rentable square foot of the Expansion Premises (i.e., $3,395,714.40) (the “Expansion Premises Allowance”).
To the extent that the Expansion Premises Allowance Costs exceed the Expansion Premises Allowance (such excess being referred to as the “Excess Costs”), Tenant shall be responsible for the same, as further set forth in this Exhibit B.
Landlord shall solicit bids for the Expansion Delivery Work from Columbia, STO Building Group (a/k/a Structure Tone) and Commodore Builders (or in lieu of any of the foregoing, another general contractor mutually agreed upon by Landlord and Tenant). Landlord shall promptly supply Tenant with such detailed information about bid requests and negotiations with contractors as Tenant may reasonably request, provided that any delays resulting from Tenant’s failure to act within five (5) Business Days upon the information supplied to Tenant by Landlord shall be subject to the provisions on Tenant Delay under Paragraph B.10 below. Tenant shall have the right to request value engineering of the applicable Expansion Delivery Work by written notice thereof to Landlord within such five (5) Business Day period, provided that Tenant acknowledges and agrees in such written notice that such value engineering shall constitute a Tenant Delay. In the case of each bid request, Landlord will accept the most responsible bid, in Landlord’s good faith determination taking into account (among other things) the assurances of timely performance of the work, unless Landlord and Tenant reasonably and mutually in good faith determine to select another bidder. Landlord shall notify Tenant of the total fixed-price construction cost of the Expansion Delivery Work shown on such Construction Documents (“Base Price”), including the general contractor’s so-called general conditions and fees for the Expansion Delivery Work. The Base Price shall hereafter be subject to adjustment for any Change Orders (if any) under Paragraph B.6 below.
The “Expansion Premises Allowance Costs” shall mean all costs of the Expansion Delivery Work (except for the Shell Condition Work for the Additional 10th Floor Premises), including (i) the Base Price (as adjusted for any Change Order) for the Expansion Delivery Work plus all overtime and after-hours charges for the Expansion Delivery Work, (ii) architectural, mechanical, electrical and structural design fees incurred by Landlord for the Expansion Delivery Work, (iii) all costs of obtaining permits and inspections required by governmental authorities in connection with the Expansion Delivery Work, (iv)

costs to purchase the New Furniture, and (v) a construction management fee for the Landlord’s managing agent providing construction management services for the Expansion Delivery Work equal to three percent (3%) of the hard costs of the Expansion Delivery Work. The Expansion Premises Allowance Costs specifically exclude the costs of the Shell Condition Work for the Additional 10th Floor Premises, which Shell Condition Work shall be performed by Landlord at Landlord’s sole cost (and not as a deduction from any Allowance).
The Expansion Premises Allowances shall not be disbursed to Tenant in cash, but instead shall be applied by Landlord to the payment of the Expansion Premises Allowance Costs if, as, and when the costs thereof are actually incurred and paid by Landlord.
(b)    Existing Premises Allowance. In addition to the Expansion Premises Allowances, Landlord shall provide Tenant with an allowance for the costs (the “Existing Premises Allowance Costs”) of constructing any Alterations to the Existing Premises and/or the Expansion Premises Allowance Costs (including any so-called soft costs of architectural and engineering fees therefor (“Soft Costs”)), in an amount not to exceed Thirty and 00/100 Dollars ($30.00) per square foot of Rentable Floor Area of the Existing Premises (i.e., $4,795,800.00) (the “Existing Premises Allowance”), provided that Tenant may not requisition more than twenty-five percent (25%) of the Existing Premises Allowance for Soft Costs. All Existing Premises Allowance Costs in excess of the Existing Premises Allowance shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement therefor. Tenant shall be permitted to perform any such Alterations to the Existing Premises and/or improvements to the Expansion Premises beyond the Expansion Delivery Work (any such work, “Tenant Work”) in accordance with Section 8 of the Original Lease, provided that Tenant shall not be obligated to pay Landlord or its managing agent any construction management or oversight fee with respect to the Tenant Work, though Tenant shall remain obligated to reimburse Landlord for any reasonable third-party expenses actually incurred by Landlord in connection with the review of Tenant’s plans for any Tenant Work as provided in Section 8 of the Original Lease (but not to exceed $50,000.00). Tenant must use union labor for any Tenant Work.
The Existing Premises Allowance shall be available to Tenant as of the Phase I Expansion Premises Commencement Date. Tenant may submit to Landlord, from time to time but not more often than once per month, requisitions for reimbursement setting forth such actual Existing Premises Allowance Costs, which requisition shall contain invoices and such other evidence of the actual Existing Premises Allowance Costs incurred by Tenant as Landlord may reasonably request, together with evidence satisfactory to Landlord that the same have been paid (including final, unconditional lien waivers for the portion of the work and which is in excess of $10,000.00 that is the subject of the applicable requisition), and a certificate by the architect or contractor that the work covered by the application has been completed in compliance with the provisions of Section 8 of the Original Lease. Landlord shall reimburse Tenant from the Existing Premises Allowance, an amount equal to the actual Existing Premises Allowance Costs properly set forth in the requisition, within thirty (30) days after receipt of such requisition.
Notwithstanding anything to the contrary, and in the interest of clarity, Tenant shall have the right to elect, by written notice delivered to Landlord, to apply: (i) all or any portion of the Existing Premises Allowance towards the Expansion Premises Allowance Costs, and (ii) in the event that there is any unused balance of the Expansion Premises Allowance remaining after Landlord’s completion of the Expansion Premises Delivery Work, any such remaining balance may be used towards the Existing Premises Allowance Costs.

Tenant shall have until the date that is eighteen (18) months after the Expansion Premises Rent Commencement Date (the “Allowance Sunset”) to use the Existing Premises Allowance. Subject to any extension for the Reserved Allowance Portion as provided below, Tenant shall not be entitled to any unused portion of the Existing Premises Allowance that is not requisitioned for Existing Premises Allowance Costs or applied to increase an Expansion Premises Allowance by the Allowance Sunset. Notwithstanding the foregoing, Tenant may, by written notice delivered to Landlord prior to the Allowance Sunset, request additional time to use up to fifteen (15%) of the Existing Premises Allowance (i.e., $719,370.00) (the “Reserved Allowance Portion”) for pending Tenant Work. If Tenant so elects, and provided that no Default then exists, the Allowance Sunset with respect only to the Reserved Allowance Portion shall be extended until the date that is eighteen (18) months after April 1, 2028 (the “Reserved Allowance Portion Sunset”) and Tenant shall have until the Reserved Allowance Portion Sunset to requisition or apply any Reserved Allowance Portion.
(c)    Concept Plan Allowance. In addition to the Expansion Premises Allowances and the Existing Premises Allowance, within thirty (30) days following Landlord’s receipt of invoices evidencing the cost of the test-fit plans for the Expansion Delivery Work, Landlord shall reimburse Tenant in an amount not to exceed $0.15 per square foot of Rentable Floor Area in the Expansion Premises (the “Concept Plan Allowance”, and collectively with the Expansion Premises Allowances and the Existing Premises Allowance, the “Allowances”) for the cost of such test-fit plans.
(d)    General Provision. Landlord shall have no obligation to disburse any portion of any of the Allowances, or apply any portion of the Existing Premises Allowance to increase any of the Expansion Premises Allowances, at any time when there exists a Default under the Lease beyond any applicable notice and cure period, until such time as the Default has been cured by Tenant.
B.6    Change Orders. Tenant may, from time to time, by written order to Landlord on a form specified by Landlord (“Change Order”), request a change in the Post-Delivery 4th Floor Work, Phase II Expansion Delivery Work or the Phase III Expansion Delivery Work, if applicable, shown on the Construction Documents. Landlord shall cause such Expansion Delivery Work to be performed in accordance with such Change Order after approval thereof by Landlord. The Construction Documents shall not be modified in any material respect except with Landlord’s prior written approval; and all modifications to the Construction Documents, whether material or not, shall be made only by Change Order submitted to and approved by Landlord. Tenant shall be responsible for any Excess Costs arising from any Change Order (including, without limitation, as to each such Change Order, the general contractor mark-ups for general conditions and fees and the applicable construction management fee equal to three (3%) of the total additional costs of such change order, including any mark-ups charged by the general contractor, architect or other consultants for Landlord’s managing agent providing such construction management services) and shall pay such Excess Costs to Landlord as provided in Paragraph B.5 above.
Landlord may require that the Construction Documents or any Change Order be revised if, in Landlord’s commercially reasonable judgment, (i) the requested work would delay completion of the applicable Expansion Delivery Work for a Phase Expansion Premises beyond the applicable Outside Delivery Date (unless Tenant acknowledges that such delay shall constitute a Tenant Delay), (ii) would increase the cost of operating the Building or performing any other work in the Building (unless Tenant pays such additional costs), (iii) are incompatible with the design, quality, equipment or systems of the Building, (iv) would require unusual expense to readapt the Premises to general purpose office use, or (v) otherwise do not comply with the provisions of the Lease (including, without limitation, Section 8 of the Original Lease). Subject to the Expansion Premises Allowance, Tenant shall be deemed to have agreed to be responsible for any such matters to the extent shown on any Change Order.
B.7    Close-Out of Expansion Delivery Work. For each Phase Expansion Premises, Landlord and Tenant shall inspect the applicable Expansion Delivery Work for such Phase Expansion Premises on a mutually-agreeable date, for the purpose of determining if Substantial Completion has been met, and, if so, to prepare a list of the punchlist-type items then remaining to be completed with respect to the applicable Expansion Delivery Work for such Phase Expansion Premises (each a “Final Punchlist”). Landlord shall submit the Final Punchlist to Tenant, and Tenant shall sign and return the Final Punchlist to Landlord within five (5) Business Days after its receipt (or, if earlier, by the day before Tenant takes occupancy of the applicable Phase Expansion Premises), noting any items that Tenant reasonably believes should be added thereto. Items shall not be added to the Final Punchlist by Tenant after it is delivered to Landlord. If the Final Punchlist is not timely delivered by Tenant, then the applicable Expansion Delivery Work shall be deemed final and complete, and Landlord shall have no further obligation to cause any other Expansion Delivery Work for such Phase Expansion Premises to be completed, other than the punchlist items specified in Landlord’s Final Punchlist for such Phase Expansion Premises and the correction of latent defects as provided below. With respect to items on a Final Punchlist that are not in dispute, Landlord shall cause such items to be completed in a diligent manner using commercially reasonable efforts to minimize interruption of Tenant’s use and occupancy. With respect to any disputed Final Punchlist items, Landlord shall cause such items to be completed in like manner, but Landlord may nevertheless reserve Landlord’s rights to require Tenant to pay the costs therefor as Excess Costs.
Within ninety (90) days after the completion of all Expansion Delivery Work and Final Punchlists, Landlord shall provide Tenant with a final invoice prepared by Landlord for any Excess Costs, if applicable, for the Expansion Premises. Such statement shall be conclusive between the parties unless the statement is incorrect and is disputed by Tenant by notice to Landlord given within ten (10) days after Tenant’s receipt of the statement, specifying in reasonable detail any disputed items. Upon issuance of such final statement, there shall be adjustments between Landlord and Tenant to the end that Landlord shall have received the exact amount due to Landlord hereunder on account of Excess Costs for the Expansion Premises, after the application of the entire amount of the Expansion Premises Allowance. Any overpayment by Tenant shall be refunded to Tenant or credited by Landlord against the next payments of Base Rent due. Any underpayment by Tenant of the Excess Costs shall be due and payable, within thirty (30) days after receipt of such statement.
Excepting latent defects and uncompleted items of the Expansion Delivery Work for the Expansion Premises specified in the applicable Final Punchlist, Tenant shall be deemed to have accepted all elements of the applicable Expansion Delivery Work on the applicable Phase Expansion Premises Commencement Date. In the case of a dispute concerning the completion of items of the applicable Expansion Delivery Work specified in the applicable Final Punchlist, such items shall be deemed completed and accepted by Tenant upon the delivery to Tenant of a certificate of Landlord’s architect that such items have been completed in a good and workmanlike manner. In the case of latent defects in the applicable Expansion Delivery Work appearing after the applicable Phase Expansion Premises Commencement Date, Tenant shall be deemed to have waived any claim for correction or cure thereof on the earlier of (a) the date sixty (60) days after the date such defect was discovered if Tenant has not then given notice thereof to Landlord or (b) the date fifty one (51) weeks following the applicable Delivery Date for such Phase Expansion Premises if Tenant has not then given notice of such defect to Landlord on or before sixty (60) days following said applicable fifty-one (51) weeks. With respect to items as to which Tenant has given adequate and timely notice hereunder, Landlord shall cause Landlord’s contractor (or other appropriate qualified professional) so to remedy, repair, or replace any incomplete, defective or malfunctioning aspects of the applicable Expansion Delivery Work of the applicable Phase Expansion Premises, such action to occur promptly during off-hours where at all possible, and if necessary, during normal working hours, in coordination with Tenant, using commercially reasonable efforts not to unreasonably interfere with or disrupt Tenant’s business or Tenant’s use of the applicable Phase Expansion Premises. If Landlord has other guarantees, contract rights, or other claims against any contractors, materialmen or architects related to the Expansion Premises Work in the Expansion Premises, Landlord shall, with regard to any incomplete, defective or malfunctioning aspects of the applicable Expansion Delivery Work, use good faith efforts to enforce such guarantees or contract rights. The foregoing shall constitute Landlord’s entire obligation with respect to all incomplete, defective, or malfunctioning aspects of the applicable Expansion Delivery Work for the applicable Phase Expansion Premises (subject to rights and remedies available at law and in equity).
B.9    Tenant’s Authorized Representative. Tenant hereby designates Robert Mirabello ([***]) to serve as Tenant’s Authorized Representative, who shall have full power and authority to act on behalf of Tenant on any matters relating to the Expansion Delivery Work. Tenant may from time to time change the Tenant’s Authorized Representative or designate additional Tenant’s Authorized Representative(s) by written notice delivered to Landlord in accordance with the Lease.
B.10    Tenant Delays. Tenant acknowledges that substantial time will be required on its part to provide complete information concerning its requirements to the architect and engineers for the Expansion Delivery Work, that Tenant must make timely decisions as and when requested hereunder, that time is of the essence to Landlord in causing the applicable Phase Expansion Premises Commencement Date to occur as early as possible, and that Tenant will reasonably cooperate with Landlord to achieve the earliest possible applicable Phase Expansion Premises Commencement Date. Any delay in the commencement or performance of any Expansion Delivery Work as a result of any of the following is referred to herein as a “Tenant Delay”:
(i)    any unreasonable delay by Tenant to respond to requests for information necessary to complete the preparation of the Construction Documents or to carry out the Expansion Delivery, and for all purposes of this Paragraph B.10, “unreasonable delay” shall mean any failure to respond within an express time period set forth in this Lease, including this Exhibit B, or if no express time period is provided, within five (5) Business Days after request;
(ii)    any unreasonable delay by Tenant to approve a reasonable and customary substitute (of both cost and application) for any materials, equipment, designs, processes, or products shown on the Final Fit Plans or Construction Documents that are not readily available to Landlord’s contractor to acquire in a timely manner and incorporate into the applicable Expansion Delivery Work in the ordinary course without delay,
(iii)    any Change Order causing a delay in the commencement or performance of the Expansion Delivery Work, whether or not such requested Change Order is actually implemented;
(v)    any unreasonable request by Tenant that Landlord delay the commencement of, or delay or suspend the performance of, any element of the Expansion Delivery Work; or

(vi)    any delay due to any Early Access of a Phase Expansion Premises pursuant to Section 1 of the Third Amendment, or any willful and negligent act or omission of Tenant or its employees, agents, or contractors.
For each day of Tenant Delay, the applicable “Delivery Date” shall be deemed to be one day earlier than the actual date thereof.
B.11    Upon the request of Tenant, Landlord shall within five (5) days deliver to Tenant any requested documents (provided that confidential information may be redacted) related to the Expansion Premises Work to the extent in Landlord’s possession. Additionally, Landlord shall provide Tenant with advance notice of any of Expansion Premises construction-related meetings, and permit Tenant to attend the same (provided, however, (i) Tenant shall not be required to attend any such meeting and (ii) Landlord shall not be required to reschedule any such meetings to accommodate Tenant’s schedule unless Tenant acknowledges that any delays due to such rescheduling shall constitute Tenant Delays).

Schedule 1
[***]

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Schedule 2A
Shell Condition Work for Additional 10th Floor Premises
“Shell Condition Work” shall mean the work necessary to bring the Additional 10th Floor Premises to the following condition:
1)    Demolished, vacant, in broom clean condition.
2)    Code-compliant sprinkler loop installed (with heads turned up).
3)    Fan powered boxes to remain (or to be replaced by Landlord, at Landlord’s sole cost and expense, if the current fan-powered boxes are past their useful remaining life).
4)    All perimeter heating units (if present) shall be in good working order; provided, however, that if the existing perimeter heating units are past their useful remaining life, Landlord shall replace the same at Landlord’s sole cost and expense.
5)    Adequate connection points to the domestic water service and plumbing vent, located within the core.
6)    Concrete floors to be flat and smooth, finished, and ready to accept commercial grade floor covering.
7)    All core and shell walls and column enclosures (if currently enclosed) scraped and patched within reason; fire rating will be maintained where applicable.
8)    Landlord is not aware of any actionable levels of asbestos or other hazardous substances in violation of applicable environmental Laws existing in the Additional 10th Floor Premises as of the Effective Date. In the event that any actionable levels of asbestos or other hazardous substances in violation of applicable environmental Laws are discovered during the performance of the Additional 10th Floor Premises and the same was not brought onto the Additional 10th Floor Premises by Tenant during any Early Access, the same shall be properly remediated by Landlord as required by applicable environmental Laws at Landlord’s sole cost and expense.

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Schedule 2B
[***]

2

Schedule 2C
[***]

3

Schedule 3
[***]

4

Schedule 4
Substantial Completion Matrix

Scope Item	PHASE I	PHASE I POST DELIVERY WORK	PHASE II	PHASE III
Premises delivered in accordance with the Construction Documents (as defined in the Work Letter), subject to punchlist Items, and has provided Tenant with a Certificate of Occupancy (as defined in, and subject to the terms of, the Work Letter) for the space	X	X	X	X
All furniture installed per the Construction Documents	X	X	N/A	N/A
All furniture connected to power, as applicable	X	X	N/A	N/A
Access control and camera equipment installed and operational	N/A	PL	N/A	N/A
Lighting and HVAC in good working order including all switches and controls operational, subject to punchlist items	N/A	X	X	X
Internal staircase installed per Construction Documents and meeting all required codes, subject to any punchlist Items related thereto	N/A	X	X	X
Landlord has supplied Tenant with all warranty and maintenance documentation in Landlord’s possession, as well as the as-built documents	N/A	PL	PL	PL

SC = requirement for Substantial Completion
PL = punchlist item and not a requirement or condition of Substantial Completion
N/A = not within Landlord’s scope

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EXHIBIT C
EXTENSION OPTION
Tenant shall have the option (the “Extension Option”) to extend the Term beyond the New Expiration Date for two (2) extension terms of five (5) years each (each, an “Extension Term”).  Any extension of the Term shall be applicable to the entire Premises (as the same may be expanded).  If Tenant fails timely to exercise the Extension Option (as per the procedures set forth below), Tenant shall have no further extension rights hereunder. If Tenant timely exercises the Extension Option, the Term shall be extended for the applicable Extension Term, and Tenant shall pay Base Rent for the Premises during the applicable Extension Term, in accordance with the terms and conditions of Section 4.02 of the Lease, at a Base Rent rate equal to the Fair Market Rent Rate (as defined below) for the Premises for the applicable Extension Term as determined in accordance with the provisions of this Exhibit set forth below (the “Extension Rent Rate”).  Time is of the essence with respect to Tenant’s timely exercise of the Extension Option as provided herein. Except as set forth herein, Tenant’s lease of the Premises during any Extension Term shall be on all of the same terms and conditions in effect for the Premises immediately prior to such extension, except that Tenant shall have no further option to extend the Term after the end of the second Extension Term.
The procedures for Tenant to exercise the Extension Option, and for the Extension Rent Rate for the applicable Extension Term to be determined, are as follows:
(a)    Tenant’s Exercise Notice.  If Tenant wishes to exercise an Extension Option, Tenant shall so notify Landlord in writing no more than fifteen (15) months, and no less than twelve (12) months, prior to the date the then-current Term is scheduled to expire. Failure by Tenant timely to send such written notice under this subparagraph (a) shall constitute an irrevocable waiver of Tenant’s right to extend the Term.
(b)    Landlord’s Response.  If Tenant timely delivers a notice under subparagraph (a) above, Landlord shall furnish Tenant with the Extension Rent Rate for the applicable Extension Term within thirty (30) days of receipt of Tenant’s exercise notice.
(c)    Tenant’s Exercise Notice.  If Tenant timely notifies Landlord in writing pursuant to subparagraph (a) above, on or before the date that is twenty (20) Business Days after Landlord furnishes the Extension Rent Rate to Tenant pursuant to subparagraph (b) above, Tenant shall, by written notice delivered to Landlord, either give Landlord a written notice (i) accepting the Extension Rent Rate for the applicable Extension Term, or (ii) disputing such applicable Extension Rent Rate, which notice under clause (ii) shall state Tenant’s determination of the Extension Rent Rate. Failure timely to give a notice disputing Landlord’s applicable Extension Rent Rate shall constitute an acceptance of such applicable Extension Rent Rate.
(d)    Confirmatory Instrument.  If Tenant shall exercise an Extension Option in accordance with this Exhibit, the provisions of this Exhibit shall be self-operative, but upon request by either party after determination of the Extension Rent Rate for the applicable Extension Term, the parties shall execute an agreement specifying the Extension Rent Rate for such Extension Term and acknowledging such extension of the Term.
(e)    Arbitration.  If Tenant disputes Landlord’s determination of the Extension Rent Rate for the applicable Extension Term under subparagraph (c)(ii) above and the dispute over such Extension Rent Rate is not resolved within thirty (30) days after such dispute notice is delivered, then either party may cause the matter of the Fair Market Rent Rate to be submitted to arbitration as set forth below, by giving notice of such submission to the other party.  Each of Landlord and Tenant, within twenty (20) days after notice of such submission to arbitration, shall appoint as an arbitrator a commercial real estate broker with at least ten (10) years’ experience as a broker for first-class high-rise office buildings in downtown Boston, Massachusetts, and shall give notice of such
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appointment to the other party.  If either Landlord or Tenant shall fail timely to appoint an arbitrator, the other may apply to the Boston Office of the American Arbitration Association (“AAA”) for appointment of such an arbitrator five (5) Business Days after notice of such failure to the delinquent party if such arbitrator has not then been appointed.  The two arbitrators shall, within five (5) Business Days after appointment of the second arbitrator, appoint a third arbitrator who shall be an independent broker with at least ten (10) years’ experience as a commercial real estate broker for office buildings in downtown Boston, Massachusetts.  If the two arbitrators are unable to agree timely on the selection of the third arbitrator, then either arbitrator on behalf of both may request such appointment from the Boston office of the AAA.  The arbitration shall be conducted in accordance with the commercial arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of the Lease (in which case the provisions of the Lease shall govern).  The arbitrators shall be charged to reach a majority written decision in accordance with the standards for Fair Market Rent Rate (as defined in subparagraph (f) below), within thirty (30) days after the third arbitrator is appointed, and if the arbitrators are unable to reach such a majority decision, the Fair Market Rent Rate shall be deemed to be the average of the two closest determinations made and simultaneously issued by the three arbitrators. The arbitrators shall have no authority or jurisdiction to make any other determination of such amount.  Each party shall bear the costs of its appointed arbitrator; otherwise, the cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties.  If the AAA shall cease to provide arbitration for commercial disputes in Boston, the second or third arbitrator, as the case may be, shall be appointed by any successor organization providing substantially the same services, and in the absence of such an organization, by a court of competent jurisdiction under the arbitration act of The Commonwealth of Massachusetts. For any period during which the applicable Extension Rent Rate is in dispute hereunder, Tenant shall make payment on account of the applicable Extension Rent Rate at the rate estimated by Landlord as such Extension Rent Rate, and the parties shall adjust for overpayments or underpayments within thirty (30) days after the decision of the arbitrators is announced.
(f)    Fair Market Rent Rate.  The “Fair Market Rent Rate” for the applicable Extension Term shall mean the annual fair market rent per square foot for the Premises, determined for a term coterminous with the applicable Extension Term under the terms of the Lease, as though the Premises were in the condition then existing or in such better condition as such space is required to be maintained hereunder.  In making such determination, reference shall be made to lease transactions for comparable office space in the Building and comparable first-class high-rise buildings in downtown Boston, Massachusetts, and appropriate adjustments to the rent rates in such comparable transactions shall be made for any relevant factors, including, without limitation, the timing of the transaction, the location, size and condition of the space, floor level of the space, the quality of the Building, and any free rent or other tenant concessions.  Without limiting the generality of the foregoing adjustments, if the rent rate in a comparable transaction was determined based on a percentage discount to fair market rent, then the amount of such discount shall be disregarded (i.e., added back into the rental rate) for purposes of determining the Fair Market Rent Rate hereunder.  The Fair Market Rent Rate shall be determined using a new Base Year for charges for Expense Excess and Tax Excess in respect of the applicable Extension Term, based on the calendar year in which such Extension Term commences, which new Base Year shall apply to the Premises during the applicable Extension Term.
(g)    General.  Notwithstanding any provision of this Exhibit to the contrary, the Extension Option shall be void, at Landlord’s election, if (i) Tenant is in Default hereunder, after any applicable notice and cure periods have expired, at the time Tenant elects to extend the Term or at the time the Term would expire but for such extension or (ii) any assignment of this Lease has occurred (other than an Affiliate or a Permitted Transfer) or Tenant is occupying less than 50% of the Premises.

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Exhibit D
Right of First Refusal
Tenant shall have an ongoing right of first refusal (“ROFR”) to lease any available First Refusal Space. As used herein, the “First Refusal Space” shall mean any space located on the 12th, 13th, 14th and 15th floors of the Building (collectively, the “First Refusal Space”). Tenant’s first refusal rights relative to the First Refusal Space are further subject to the following terms and conditions:
(a)    Landlord’s ROFR Notice.  Subject to the Superior Rights (as defined below) and subject to Landlord’s right to extend or renew the lease to any then-existing tenant or other occupant of such space, at such time as Landlord receives a final form, agreed upon letter of intent from a third party to lease any First Refusal Space upon which Landlord is prepared to commence lease negotiations (the “Offer”), Landlord shall give Tenant written notice of such Offer (each, a “Landlord’s ROFR Notice”) specifying (i) the location and Rentable Floor Area of the part of the First Refusal Space that is the subject of such Offer (each, an “Offered Space”), and (ii) the material terms of the Offer.
Notwithstanding anything in this Section to the contrary, Tenant’s rights of first refusal hereunder with respect to any applicable First Refusal Space shall be subject and subordinate to the “Superior Rights”, which shall mean Landlord’s right to lease all or part of the applicable First Refusal Space to (i) any tenant with existing rights to such First Refusal Space as of the Effective Date of this Third Amendment, and (ii) after such time as Tenant has rejected (or is deemed to have rejected) a Landlord’s ROFR Notice for an Offered Space hereunder, any tenant that is granted rights for all or part of such Offered Space in the initial lease for such space entered into by Landlord in accordance with the provisions of this Exhibit D. Notwithstanding anything contained in the Lease, as amended herein, to the contrary, Landlord hereby represents that no other tenant in the Building has any existing superior right of first refusal, right of first offer or other similar right with respect to the First Refusal Space, excepting those set forth on Schedule 5 attached hereto and incorporated herein by reference.
(b)    Tenant’s Response.  Within ten (10) Business Days after receipt of Landlord’s ROFR Notice (the “ROFR Response Period”), Tenant shall, by written notice delivered to Landlord, either (i) reject Landlord’s ROFR Notice, or (ii) unconditionally and irrevocably accept Landlord’s offer to lease the Offered Space from Landlord for its own use on the same terms as the Offer.  The failure by Tenant to timely respond as aforesaid shall be deemed Tenant’s rejection of Landlord’s ROFR Notice for the Offered Space under clause (i).
(c)    Tenant’s Failure to Exercise Rights; Reinstatement. If Tenant elects not to lease from Landlord the Offered Space (as evidenced either by Tenant’s written notice to Landlord to that effect or by Tenant’s failure to respond to Landlord within the ten (10) Business Day period referenced in subsection (b) above, then, in such event, Landlord shall be entitled, at any time after the expiration of ROFR Response Period to enter into a lease agreement with the prospective tenant or any other party relative to the space encompassed by the Offer; provided, however, if Landlord does not enter into a lease agreement relative to the First Refusal Space encompassed by the Offer delivered to Tenant at a net effective rent that is at least ninety-five (95%) of the net effective rent in the Offer delivered to Tenant within nine (9) months after the expiration of the ROFR Response Period, Tenant’s first refusal rights under this Exhibit D shall be revived in full with regard to the relevant portion or all (as the case may be) of the First Refusal Space encompassed by the Offer delivered to Tenant in the Landlord’s ROFR Notice.
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(d)    End of Term.  Notwithstanding the foregoing, Tenant’s right of first refusal hereunder shall not apply to any First Refusal Space with a delivery date that would occur within the last three (3) years of the Term (as the same may have been extended) (a “Late Term ROFR Space”), unless Tenant has a then-remaining Extension Option under the next sentence.  If, at the time of a Landlord’s ROFR Notice for a Late Term ROFR Space, Tenant has a then-remaining Extension Option to extend the Term, then any right of Tenant to lease such Late Term ROFR Space under this Exhibit shall apply if and only if, simultaneously with the acceptance (if any) of the applicable offer to lease such Late Term ROFR Space in accordance with this Exhibit, Tenant shall irrevocably and unconditionally agree to exercise any such then-remaining Extension Option, in which event the Term shall be extended in accordance with the terms of such Extension Option, provided that the Fair Market Base Rent for the Premises thereunder shall be determined at the time provided under such Extension Option, notwithstanding the timing of Tenant’s agreement under this sentence to exercise such Extension Option.
(e)    Confirmatory Instrument.  If the applicable offer to lease an Offered Space is accepted as provided under this Section above, the Offered Space shall, subject to the provisions set forth below and without further action by the parties, be leased by Tenant on the terms of the Offer and otherwise on all of the same terms of the Lease in effect immediately prior to such expansion, provided that, at the request of either party, Landlord and Tenant shall promptly execute and deliver an agreement confirming such expansion of the Premises and the estimated date the Premises are to be expanded pursuant to this Exhibit with a provision for establishing the effective date of such expansion based on actual delivery. Landlord’s failure to deliver, or delay in delivering, all or any part of such leased Offered Space, for any reason, shall not give rise to any liability of Landlord, shall not alter Tenant’s obligation to accept such space when delivered, shall not constitute a default of Landlord, and shall not affect the validity of the Lease.
(f)    General.  Notwithstanding any provision of this Exhibit to the contrary, Tenant’s rights under this Exhibit shall be void, at Landlord’s election, if (i) Tenant is in Default hereunder, after any applicable notice and cure periods have expired, at the time Landlord would otherwise give a Landlord’s ROFR Notice to Tenant hereunder or at the time Tenant makes any election with respect to the First Refusal Space under this Exhibit or at the time the First Refusal Space would be added to the Premises, or (ii) any assignment of this Lease has occurred (other than to an Affiliate or a Permitted Transfer) or Tenant is then occupying less than 50% of the Premises.

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Schedule 5
[***]

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[DO NOT SIGN]
EXHIBIT E
FORM OF EXPANSION PREMISES RENT COMMENCEMENT AGREEMENT
EXPANSION PREMISES RENT COMMENCEMENT AGREEMENT
THIS EXPANSION PREMISES RENT COMMENCEMENT AGREEMENT (this “Agreement”), made and entered into as of the ____ day of _____________________, 20__, by and between OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and KLAVIYO, INC., a Delaware corporation (“Tenant”):
WHEREAS, Landlord and Tenant entered into that certain Lease dated as of August 9, 2019 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of August 7, 2020 (the “First Amendment”), that certain Second Amendment to Lease dated as of June 30, 2022 (the “Second Amendment”, and that certain Third Amendment to Lease dated January 31, 2025 (the “Third Amendment”, the Original Lease, First Amendment, Second Amendment, and Third Amendment are collectively, the “Lease”);
WHEREAS, Section 4(a) of the Third Amendment provides that the parties will execute this Agreement promptly following the Expansion Premises Rent Commencement Date;
WHEREAS, all capitalized terms not defined herein shall have the same meaning as ascribed to them in the Lease; and
WHEREAS, Landlord and Tenant now desire to set forth in this instrument the Expansion Premises Rent Commencement Date and other certain terms of the Lease.
W I T N E S S E T H
Landlord and Tenant hereby agree and confirm as follows:
1.    The Commencement Date of the Phase I Expansion Premises is ______________________, 2025.
2.    [The Commencement Date of the Phase II Expansion Premises is ____________________, 20___.]
3.    [The Commencement Date of the Phase III Expansion Premises is ___________________, 20____.]
4.    The Base Rent for the Expansion Premises, payable in accordance with the term of the Lease is as follows:
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Period	Annual Base Rent Rate Per RSF of Expansion Premises	Monthly Base Rent for Expansion Premises	Monthly Base Rent Payable After Application of Delay Credits (if any)
June 1, 2026 – May 31, 2027	$66.00	$532,092.00
June 1, 2027 – May 31, 2028	$67.32	$542,733.84
June 1, 2028 – May 31, 2029	$68.67	$553,588.52
June 1, 2029 – May 31, 2030	$70.04	$564,660.29
June 1, 2030 – May 31, 2031	$71.44	$575,953.49
June 1, 2031 – May 31, 2032	$72.87	$587,472.56
June 1, 2032 – March 31, 2033	$74.33	$599,222.01

5.    All other terms, covenants and conditions of the Lease shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.
LANDLORD:
OPG 125 SUMMER OWNER (DE) LLC,
a Delaware limited liability company
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:
TENANT:
KLAVIYO, INC.,
a Delaware corporation
By:_________________________________
Name:
Title:

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EXHIBIT F
FORM OF MEMORANDUM OF LEASE
RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN TO:
KLAVIYO, INC.
125 Summer Street
Boston, MA 02110
Attn: Legal
MEMORANDUM OF LEASE
THIS MEMORANDUM OF LEASE (this “Memorandum”) is made and given this _____ day of __________________, 2025, by OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and KLAVIYO, INC., a Delaware corporation.
R E C I T A L S
Landlord and Tenant entered into that that certain Lease dated as of August 9, 2019 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of August 7, 2020 (the “First Amendment”), that certain Second Amendment to Lease dated as of June 30, 2022 (the “Second Amendment”), and that certain Third Amendment to Lease dated January 31, 2025 (the “Third Amendment”; the Original Lease, First Amendment, Second Amendment and Third Amendment are collectively, the “Lease”), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, that certain premises (the “Premises”) located in portions of the building located on the property, as more particularly described on Exhibit “A” attached hereto and incorporated by reference herein (the “Property”), as further set forth in the Lease.
Landlord and Tenant now desire to record this Memorandum solely for the purpose of placing notice of the Lease on record.
The defined terms used in this Memorandum, as indicated by the initial capitalization thereof, shall have the same meanings ascribed to such terms in the Lease, unless otherwise specifically defined herein.
NOW, THEREFORE, Landlord and Tenant hereby agree as follows:
1.    Term of the Lease. The Initial Premises Commencement Date of the Lease is [__________], and the Term of the Lease expires on March 31, 2033. Tenant has the option to extend the Term for two (2) additional periods of five (5) years each, all as further set forth in the Lease.
2.    Right of First Offer; Right of First Refusal. Tenant has an ongoing right of first offer to lease the First Offer Space, and a right of first refusal on any First Refusal Space during the Term, as may be extended, all as further set forth in the Lease.
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3.    Parking. Tenant has the right to lease up to a total of [one hundred thirty-nine (139)] unreserved parking spaces in the Garage (the “Spaces”) for the use of Tenant and its employees, as further set forth in the Lease.
4.    Signage. Tenant has the right to require that Landlord install a minimum of two (2) signs reflecting Tenant’s brand identity for Tenant’s Exterior Building Signage in mutually agreed (in good faith) locations on the Building’s exterior façade, as further set forth in the Lease.
5.    Incorporation of Lease. Other terms and conditions pertaining to the Lease are set forth in the Lease, which is incorporated herein by this reference.
6.    Counterparts. This Memorandum may be executed in any number of counterparts, each of which shall be deemed as original, but all of which together shall constitute one in the same agreement.
7.    Purpose of Memorandum. This Memorandum was prepared, signed and acknowledged solely for recording purposes under the laws of the Commonwealth of Massachusetts, and is in no way intended to change, alter, modify, amend or in any way otherwise affect the rights, duties and obligations of the parties under the Lease. For a full statement of the terms and conditions of the Lease, any person or entity dealing with the Property should refer to the Lease; the sole intention and purpose of this Memorandum is to place those dealing with the Property on notice of the existence of the Lease. This Memorandum is a short form for recording purposes only and is not a complete summary of the Lease. In the event of any inconsistency between the terms of this Memorandum and terms of the Lease, the terms of the Lease shall prevail.
[SIGNATURES ON NEXT PAGE]
[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the undersigned have executed this Memorandum of Lease as of the day and year first above written.
LANDLORD:
OPG 125 SUMMER OWNER (DE) LLC,
a Delaware limited liability company
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:
COMMONWEALTH OF MASSACHUSETTS
COUNTY OF
On the _____ day of ___________________, 202____, then personally appeared before me ________________, _______________ of OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company, proved to me through satisfactory evidence, which was personal knowledge, or a government-issued form of identification, to be the person who signed the preceding document voluntarily as his/her free act and deed and the free act and deed of said OPG 125 SUMMER OWNER (DE) LLC.

Notary Public
My commission expires:
[Seal]
[Landlord’s Signature Page to Memorandum of Lease]

TENANT:
KLAVIYO, INC.,
a Delaware corporation
By:_________________________________
Name:
Title:
COMMONWEALTH OF MASSACHUSETTS
COUNTY OF
On the _____ day of _____________________, then personally appeared before me ________________, _______________ of KLAVIYO, INC., a Delaware corporation, proved to me through satisfactory evidence, which was personal knowledge, or a government-issued form of identification, to be the person who signed the preceding document voluntarily as his/her free act and deed and the free act and deed of said KLAVIYO, INC.

Notary Public
My commission expires:
[Seal]
[Tenant’s Signature Page to Memorandum of Lease]

EXHIBIT A TO MEMORANDUM OF LEASE
Legal Description of Property

Real property in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, described as follows:

Parcel I

That certain parcel of land with the buildings thereon in Boston, Suffolk County, Massachusetts shown on a plan entitled “Plan of Land, Boston, Mass.” dated September 17, 1984 prepared by Harry R. Feldman, Inc., Revised January 24, 1985, recorded with Suffolk Registry of Deeds on February 1, 1985 with Instrument No 227, in Book 11385, Page 112, bounded and described according to said plan as follows:

Northerly by Summer Street by three lines measuring twenty-seven and 19/100 (27.19) feet, sixty-one and 22/100 (61.22) feet and one hundred three and 92/100 (103.92) feet;

Easterly by South Street one hundred seventeen and 48/100 (117.48) feet;

Southerly by land now or formerly of the Commonwealth of Massachusetts one hundred seven and 89/100 (107.89) feet;

Easterly by said land now or formerly of the Commonwealth of Massachusetts fifty-eight and 47/100 (58.47) feet;

Southerly by land now or formerly of Myer C. & Frances Handle and Charlotta Rosenberg, Trustees by three lines measuring forty-two and 56/100 (42.56) feet, 21/100 (0.21) feet and thirty-seven and 98/100 (37.98) feet;

Westerly by Lincoln Street one hundred eighty-four and 48/100

(184.48) feet. Parcel II

A certain parcel of land located in Boston, Suffolk County, Massachusetts, known and numbered as 34-38 Lincoln Street and shown as Parcel 15-RT-5 on a plan of land shown on an Order of Taking from the Commonwealth of Massachusetts for the Department of Public Works dated December 22, 1954 and recorded on December 24, 1954 in the Suffolk Registry of Deeds, Book 7020, Page 271, said parcel being more particularly bounded and described as follows:

Westerly by Lincoln Street - 19 feet;

Northerly by property now or formerly of 30 Lincoln Street Trust - 81 feet; and

Southeasterly to Southwesterly in three courses - 1700 feet, 46.60 feet, and by an arc with the length of
40.83 feet and a radius of 20 feet, all as shown on said Plan.

Address: 125 Summer Street, Boston, Massachusetts 02110

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EXHIBIT G-1

[***]

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EXHIBIT G-2

[***]

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EXHIBIT G-3

[***]

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